Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces First Quarter
Net Income Increase of 6.4%

Glenville, New York –April 19, 2011

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for the first quarter of 2011 of $7.4 million, up 6.4% over the prior-year period and equal to diluted earnings per share of $0.096, as compared to net income of $6.9 million and diluted earnings per share of $0.090 for the first quarter of 2010.   The first quarter of 2011 also saw continued core balance sheet growth.  Making the earnings announcement was Robert J. McCormick, President and Chief Executive Officer.  Mr. McCormick noted, “We are pleased that first quarter results continued 2010’s solid earnings and growth, and look forward to the remainder of 2011 with optimism as our internal trends remain positive.  The banking industry still faces challenges, but the progress we have made this year has helped to position the Company for continued growth and profitability.”  Return on average equity and return on average assets were 11.61% and 0.75%, respectively, for the first quarter of 2011, compared to 11.29% and 0.77% for the first quarter of 2010.

Mr. McCormick also noted “We are beginning to see signs of economic improvement both nationally and locally, although some core problems remain, particularly the high level of unemployment.  Our long-term focus on traditional lending criteria and conservative balance sheet management has helped us avoid most aspects of the problems that have afflicted many banks in recent years.  This has enabled us to maintain an extremely strong balance sheet and continued profitability, and allowed us to focus on conducting business rather than putting out fires.  We are particularly encouraged by the continued growth of our core loan and deposit portfolios.”

TrustCo continued to report strong growth in loans and deposits on a year-over-year basis.  For the quarter ended March 31, 2011, average loans were up $66.5 million or 2.9% compared to the same period in 2010, while average deposits rose $284.2 million or 8.7% over the same period.  One new office was opened during the first quarter of 2011, bringing the total to 134.  Mr. McCormick noted that, “We are pleased with the progress that we have made in growing loans and deposits through our recently completed branch expansion program but are mindful that fully achieving our goals will take time and continued hard work.  Our success in growing customer relationships provides the basic building blocks that we believe will help drive profit growth over the coming years.”

Nonperforming loans were $50.4 million as of March 31, 2011, compared to $48.8 million as of December 31, 2010, and remain at manageable levels.  The allowance for loan losses as a percentage of gross loans and as a multiple of net charge-offs remains strong.  At March 31, 2011, nonperforming loans were equal to 2.14% of total loans, up slightly from 2.07% at the end of the fourth quarter.  The allowance for loan losses was unchanged at 0.9 times nonperforming loans.  Reserves to total loans was strengthened, increasing from 1.78% at December 31, 2010 to 1.85% at March 31, 2011, and covered annualized first quarter net charge-offs by 3.9 times.

TrustCo Bank Corp is a $4.0 billion bank holding company and through its subsidiary, Trustco Bank, operates 134 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	03/31/11		12/31/10	03/31/10
Summary of operations
Net interest income (TE)	$32,924		32,353	32,298
Provision for loan losses	4,600		5,500	4,700
Noninterest income	3,984		3,720	3,860
Noninterest expense	20,846		20,656	20,089
Net income	7,382		6,904	6,935

Per common share
Net income per share:
- Basic	$0.096		0.090	0.090
- Diluted	0.096		0.090	0.090
Cash dividends	0.066		0.066	0.063
Tangible Book value at period end	3.34		3.31	3.26
Market price at period end	5.93		6.34	6.17

At period end
Full time equivalent employees	740		738	730
Full service banking offices	134		133	133

Performance ratios
Return on average assets	0.75%		0.71	0.77
Return on average equity	11.61		10.49	11.29
Efficiency (1)	52.18		53.25	50.15
Net interest spread (TE)	3.31		3.33	3.48
Net interest margin (TE)	3.40		3.43	3.62
Dividend payout ratio	68.67		73.33	69.19

Capital ratios at period end (2)
Total equity to assets	6.55%		6.56	6.72
Tier 1 risk adjusted capital	12.66		12.57	12.35
Total risk adjusted capital	13.92		13.83	13.60

Asset quality analysis at period end
Nonperforming loans to total loans	2.14%		2.07	2.05
Nonperforming assets to total assets	1.42		1.42	1.50
Allowance for loan losses to total loans	1.85		1.78	1.73
Coverage ratio (3)	0.9	X	0.9	0.8

(1)
Calculated as noninterest expense (excluding ORE income/expense and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, unrealized trading gains and losses and one-time income items).

(2)	Capital ratios exclude the effect of accumulated other comprehensive income.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)

	03/31/11	12/31/10	03/31/10

ASSETS

Loans, net	$2,315,449	2,313,354	2,249,237
Securities available for sale	1,015,466	891,601	773,884
Held to maturity securities	171,351	191,712	247,733
Federal funds sold and other short-term investments	353,566	400,183	298,107

Total earning assets	3,855,832	3,796,850	3,568,961

Cash and due from banks	37,022	44,067	39,626
Bank premises and equipment	36,275	36,632	37,449
Other assets	78,761	77,235	72,727

Total assets	$4,007,890	3,954,784	3,718,763

LIABILITIES
Deposits:
Demand	$247,803	251,091	240,822
Interest-bearing checking	443,133	441,520	404,374
Savings	859,799	774,366	684,868
Money market	626,669	602,803	476,067
Certificates of deposit (in denominations of $100,000 or more)	455,563	456,837	450,951
Other time deposits	960,074	1,027,470	1,075,749

Total deposits	3,593,041	3,554,087	3,332,831

Short-term borrowings	137,710	124,615	116,306
Other liabilities	18,667	20,642	19,008

Total liabilities	3,749,418	3,699,344	3,468,145

SHAREHOLDERS' EQUITY	258,472	255,440	250,618

Total liabilities and shareholders' equity	$4,007,890	3,954,784	3,718,763

Number of common shares outstanding, in thousands	77,244	77,130	76,761

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	03/31/11	12/31/10	03/31/10

Interest income
Loans	$31,677	32,122	31,753
Investment securities	7,694	7,227	9,411
Federal funds sold and other short term investments	246	259	164

Total interest income	39,617	39,608	41,328

Interest expense
Deposits	6,668	7,250	9,076
Borrowings	407	427	456

Total interest expense	7,075	7,677	9,532

Net interest income	32,542	31,931	31,796

Provision for loan losses	4,600	5,500	4,700

Net interest income after provision for loan losses	27,942	26,431	27,096

Net securities transactions	287	877	4
Noninterest income	3,984	3,720	3,860
Noninterest expense	20,846	20,656	20,089

Income before income taxes	11,367	10,372	10,871
Income tax expense	3,985	3,468	3,936

Net income	$7,382	6,904	6,935

Net income per share:
- Basic	$0.096	0.090	0.090
- Diluted	0.096	0.090	0.090

Avg equivalent shares outstanding, in thousands:
- Basic	77,241	77,113	76,758
- Diluted	77,241	77,113	76,758